Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report, dated July 26, 2012, for Dreyfus Emerging Markets Debt Local Currency Fund and Dreyfus Equity Income Fund, each a series of The Dreyfus/Laurel Funds Trust (collectively, the “Funds”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

June 26, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Dreyfus/Laurel Funds Trust:

We consent to the use of our reports, dated December 26, 2012, for Dreyfus Global Equity Income Fund and Dreyfus International Bond Fund, each a series of The Dreyfus/Laurel Funds Trust (collectively, the “Funds”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

June 26, 2013